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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF COOLEY GODWARD LLP]

September 30, 1998

Horizon Organic Holding Corporation
6311 Horizon Lane
Longmont, Colorado  80503

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Horizon Organic Holding Corporation (the "Registrant") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of (i) up to 750,000 shares of the Registrant's Common Stock, $0.001 par value (the "Common Stock"), pursuant to the Registrant's 1998 Equity Incentive Plan (the "Equity Incentive Plan"), (ii) up to 250,000 shares of the Registrant's Common Stock pursuant to the Registrant's 1998 Employee Stock Purchase Plan (collectively with the Equity Incentive Plan, the "Plans") and (iii) up to 288,393 shares of the Registrant's Common Stock which are to be issued pursuant to stock option agreements (the "Agreements"). The shares to be issued pursuant to the Plans and the Agreements are referred to herein as the "Shares."

In connection with this opinion, we have (i) examined the Registration Statement and the related Prospectus, and (ii) reviewed the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, the Agreements and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We also have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plans or the Agreements, the Registration Statement and the related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP


By:/S/ James C.T. Linfield
   ____________________________
    James C.T. Linfield